EXHIBIT 24.1

                                POWER OF ATTORNEY

          WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize John W. Fredericks, Roger Bosma and Arthur L. Zande to act as their attorneys-in-fact and agents, for the purpose of executing and filing the registrant's registration statement described below, including all amendments and supplements thereto,

          NOW, THEREFORE,

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Fredericks, Roger Bosma and Arthur L. Zande, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the registrant's Registration Statement on Form S-3 registering 300,000 shares of the Common Stock of Lakeland Bancorp, Inc. (the "Company") to be offered in connection with the Company's Automatic Dividend Reinvestment and Stock Purchase Plan, including any and all amendments and supplements to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 8th day of September, 1999.

           Signature                                     Title

/s/ Robert B. Nicholson                                Director
(Robert B. Nicholson)

/s/ John W. Fredericks                                 Director
(John W. Fredericks)

/s/ Bruce G. Bohuny                                    Director
(Bruce G. Bohuny)

/s/ Mary Ann Deacon                                    Director
(Mary Ann Deacon)

/s/ Mark J. Fredericks                                 Director
(Mark J. Fredericks)

/s/ John Pier, Jr.                                     Director
(John Pier, Jr.)

/s/ Paul P. Lubertazzi                                 Director
(Paul P. Lubertazzi)


/s/ Joseph E. O'Dowd                                   Director
(Joseph E. O'Dowd)

/s/ Arthur L Zande                                     Director, Vice President
(Arthur L. Zande)                                      and Treasurer (Chief
                                                       Financial and Accounting
                                                       Officer)

/s/ Roger Bosma                                        Director, Chief Executive
(Roger Bosma)                                          Officer and President

/s/ Michael A. Dickerson                               Director
(Michael A. Dickerson)

/s/ Charles L. Tice                                    Director
(Charles L. Tice)

/s/ George H. Guptill, Jr.                             Director
(George H. Guptill, Jr.)